UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2025

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value Common Stock Purchase Rights	BRN N/A	NYSE American NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Amendment No. 1 amends the Current Report on Form 8-K (the “Original 8-K”) Barnwell Industries, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 2, 2025, regarding the appointment of Joshua E. Schechter as a member of the Board of Directors of the Company (the “Board”), solely to supplement the Original 8-K with compensation information that was unavailable at the time of the Original 8-K filing. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-employee directors of the Company currently receive annual director’s fees for the Company’s fiscal year, ending September 30, 2026, of $120,000 (exclusive of any additional fees that may be paid in service on board committees). The Company’s recent practice has been to pay such director’s fee with a combination of one-half in restricted stock units and one-half in cash. In connection with his appointment to the Board, on December 3, 2025, Mr. Schechter was granted restricted stock units valued at $50,000, representing a prorated grant from the effective date of his appointment to the Board through September 20, 2026, the end of the Company’s fiscal year, for the restricted stock unit portion of his director fees; the remainder of his director fees for the 2026 fiscal year will be paid in cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2025

BARNWELL INDUSTRIES, INC.

By:	/s/ Alexander C. Kinzler
	Name:	Alexander C. Kinzler
	Title:	Secretary